Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-84677 and 333-53234) on Form S-8 of Sturm, Ruger & Company, Inc. (the "Company") of our reports dated February 20, 2009 relating to our audits of the financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Sturm, Ruger & Company, Inc. for the year ended December 31, 2008.

McGladrey & Pullen, LLP
Stamford, Connecticut
February 20, 2009


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